Exhibit 10.10.6

THE COCA-COLA COMPANY

SUPPLEMENTAL PENSION PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

THE COCA-COLA COMPANY

SUPPLEMENTAL PENSION PLAN

Amended and Restated Effective January 1, 2010

PREFACE

The Coca-Cola Company established The Coca-Cola Company Supplemental Benefit Plan (the “Supplemental Benefit Plan”) effective January 1, 1984. The Coca-Cola Company Supplemental Pension Plan (the “Plan”) is a successor plan to the Supplemental Benefit Plan and constitutes the supplemental pension component previously provided pursuant to the Supplemental Benefit Plan.

The Plan is an unfunded supplemental retirement plan for eligible employees and their beneficiaries as described herein.  The Plan is designed to provide certain retirement benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided under the terms of the tax-qualified retirement plans maintained by The Coca-Cola Company as a result of the limitations set forth under certain applicable sections of the Internal Revenue Code or on account of an employee’s deferral of compensation under The Coca-Cola Company Deferred Compensation Plan.

The plan was most recently amended and restated effective January 1, 2008 (the “Prior Plan”).  This amendment and restatement is effective January 1, 2010.

On January 1, 2010, the Company amended and restated the Qualified Pension Plan and also renamed the pension plan as The Coca-Cola Company Pension Plan.  Also effective January 1, 2010, the pension formula under the Qualified Pension Plan changed.  Prior to January 1, 2010, the Qualified Pension Plan’s benefit formula provided a monthly benefit based on age, compensation, and length of service.  For convenience, this benefit is referred to as the “FAE Benefit.”

Beginning January 1, 2010, the Qualified Pension Plan formula changed to a “Cash Balance Benefit.”  The cash balance benefit is based on a hypothetical account established under the Qualified Pension Plan for each eligible participant (known as the “cash balance account”).  Amounts are credited to each eligible participant’s cash balance account based on the participant’s compensation and other factors.  Amounts representing interest are also credited to the cash balance account.

As a result changes of the changes to the Qualified Pension Plan, amendments were required to the Plan as reflected in this amendment and restatement.

Effective at midnight on December 31, 2009, the Company froze future accruals under the Supplemental Retirement Plan for The Coca-Cola Company Pilots (“Pilots’ Plan”).  In addition, the Company transferred the liabilities associated with the Pilots’ Plan to this Plan.  Accordingly, the Plan was amended as part of the January 1, 2010 amendment and restatement to add a new Appendix B to reflect the transfer of liabilities from the Pilots Plan to this Plan.

ARTICLE I

DEFINITIONS

“Actuarial Equivalent” shall mean a benefit of equivalent value.  For purposes of establishing whether a benefit is the Actuarial Equivalent of another benefit, an interest rate of 7% compounded per annum and the unisex mortality table prescribed in Revenue Ruling 2001-62, which is the 1994 Group Annuity Mortality table projected to 2002 with scale AA, using 50% of the male and 50% of the female rates, with no setback, shall be used.

Notwithstanding the forgoing, for purposes of converting the Supplemental Pension Benefit into a lump sum, “Actuarial Equivalent” means a benefit of equivalent value when computed on the basis of the “applicable interest rate” required by Section 417(e)(3) of the Code for the month of September immediately preceding the first day of the Plan Year in which such distribution occurs and the “applicable mortality table” required by Section 417(e)(3) of the Code, as amended by the Pension Protection Act of 2006.

“Beneficiary” shall mean the spouse to the whom the Participant is married at the time benefits commence (if the Participant is married) or the individual(s) designated by the Participant to receive any survivor benefits that may be payable under Section 3.4 upon the death of a Participant if the Participant is not married at the time benefits commence.  The Beneficiary designated by an unmarried Participant in the Qualified Pension Plan shall be such Participant’s Beneficiary under this Plan.

“Cash Balance Benefit” shall have that meaning as defined in the Preface and in Section 3.1.

“Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.  Additionally, no Change in Control will be deemed to have occurred under clause (a) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean The Coca-Cola Company Benefits Committee appointed by the Senior Vice President, Human Resources (or the most senior Human Resources officer of the Company), to administer the Plan as provided in Article V.

“Company” shall mean The Coca-Cola Company.

“Compensation” for purposes of this Plan shall (except as modified below) have the same meaning given such term in the Qualified Pension Plan.  Unlike the Qualified Pension Plan, however, Compensation shall include salary, bonus or other compensation that the Company would otherwise have been paid to a Participant but for the Participant’s election to defer the receipt of such salary, bonus or other compensation pursuant to the Deferred Compensation Plan (“Deferred Compensation”).  A Participant’s Deferred Compensation shall not be included in Compensation under this Plan in the year such Deferred Compensation is paid to the Participant.

“Deferred Compensation Plan” shall mean The Coca-Cola Company Deferred Compensation Plan or any other similar nonqualified deferred compensation plan maintained by the Employer established on or after the Effective Date which provides for deferral of compensation.

“Disability” or “Disabled” shall mean a condition for which a Participant becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan that hereafter may be maintained by the Company or any Related Company, provided that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Earliest Retirement Date” shall mean, with respect to a Participant, the earlier of: (a) the date the Participant attains age 60; or (b) the date he has both attained age 55 and completed 10 Years of Vesting Service.

“Employee” shall mean any person who is currently employed by an Employer.  An individual shall be treated as employed by an Employer under this Plan for any period only if (i)

he or she is actually classified during such period by the Employer on its payroll, personnel and benefits system as an employee, and (ii) he or she is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department of the Employer.  No other individual shall be treated as employed by an Employer under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute.

“Employer” shall mean the Company and any Participating Subsidiary of the Company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FAE Benefit” shall have that meaning as defined in the Preface and in Section 3.1.

“Participant” shall mean an Employee or former Employee of an Employer who is eligible to receive benefits provided by the Plan.

“Participating Subsidiary” shall mean a subsidiary of the Company which the Committee has designated as such and whose Employees are eligible to participate in this Plan, as set forth in Appendix A.

“Pension Benefit” shall be the benefit payable to a Participant under Sections 5.1 — 5.4, as applicable, of the Qualified Pension Plan.

“Pilot Participant” shall mean an Employee who previously participated in the Pilots’ Plan and whose liability under the Pilots Plan has been transferred to this Plan. See Appendix B.  References to a Pilot Participant refers only to those terms and benefits set forth in Appendix B and does not refer to eligibility to participate in the remaining portions of the Plan.  Thus, the term “Pilot Participant” does not mean “Participant” under this Plan.

“Pilots’ Plan” shall mean the Supplemental Retirement Plan for The Coca-Cola Company Pilots.  See Appendix B.

“Plan” shall mean The Coca-Cola Company Supplemental Pension Plan, as amended from time to time.

“Plan Year” shall mean January 1 to December 31 each calendar year.

“Qualified Pension Plan” shall mean The Coca-Cola Company Pension Plan (formerly known as the Employee Retirement Plan of The Coca-Cola Company), as amended from time to time.

“Separation from Service” shall mean that employment with an Employer terminates such that it is reasonably anticipated that no further services will be performed.  Separation from Service shall be interpreted in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Specified Employee” shall mean a key employee of an Employer who meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code, as defined in Section 409A of the Code and the regulations thereunder.

“Supplemental Pension Benefit” shall mean the benefit provided pursuant to this Plan. It does not include a benefit provided in Appendix B (Pilots’ Plan).

“Supplemental Pension Benefit/Cash Balance Benefit” shall mean the portion of the Participant’s Supplemental Pension Benefit attributable to the Cash Balance Benefit.

“Supplemental Pension Benefit/FAE Benefit” shall mean the portion of the Participant’s Supplemental Pension Benefit attributable to the FAE Benefit.

“Years of Benefit Service” shall mean Years of Benefit Service as defined in the Qualified Pension Plan.

“Years of Vesting Service” shall mean Years of Vesting Service as defined in the Qualified Pension Plan.

ARTICLE II

ELIGIBIILTY

2.1                               Eligibility for Participation.

(a)                                  All Employees of the Employer who are eligible for the Qualified Pension Plan and i) whose benefits under the Qualified Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17) or 415 or (ii) who defer compensation under the Deferred Compensation Plan and, solely on account of such deferrals, the Employee’s benefit under the Qualified Pension Plan is limited shall be eligible to participate in the Plan.

(b)                                 Pilot Participants are Employees of the Employer who previously participated in the Pilots’ Plan and whose liability under the Pilots Plan has been transferred to this Plan. See Appendix B.

2.2                               Duration of Participation.

An Employee who becomes a Participant shall continue to be a Participant until his Separation from Service or the date he is no longer entitled to benefits under this Plan.

ARTICLE III

SUPPLEMENTAL PENSION BENEFIT

3.1                               Amount of Benefit.

(a)                                  If a Participant has Years of Benefit Service as defined in the Qualified Pension Plan and the Participant is vested in his Supplemental Pension Benefit under this Plan, he shall be entitled to a Supplemental Pension Benefit equal to (1) minus (2) where:

(1)                                  Equals the Pension Benefit that would be paid to the Participant from the Qualified Pension Plan assuming (i) the Qualified Pension Plan benefit commenced on the date the Supplemental Pension Benefit commences pursuant to Section 3.3, whether or not the Qualified Pension Plan benefit actually commences on that date, (ii) the limitations of Code Sections 401(a)(17) and 415 did not apply and (iii) the definition of Compensation in this Plan applied in lieu of the definition of Compensation found in the Qualified Pension Plan.

(2)                                  Equals the Qualified Pension Benefit which the Participant is actually entitled to receive under the Qualified Pension Plan beginning on the date the Supplemental Pension Benefit commences pursuant to Section 3.3, whether or not the Qualified Pension Plan benefit actually commences on that date.

As noted in the Preface, the Qualified Pension Plan changed benefit formulas on January 1, 2010. Accordingly, for many Participants, the formula above will be used twice to compute a Participant’s Supplemental Pension Benefit.  First, the formula will be used to compute Supplemental Pension Benefits earned prior to January 1, 2010 (the “FAE Benefit”).  Second, the formula will be used to compute Supplemental Pension Benefits earned on or after January 1, 2010 (the “Cash Balance Benefit”).  Certain participants in the Qualified Pension Plan are entitled to transition benefits to assist such employees who are employed on December 31, 2009 as the Qualified Pension Plan’s benefit formula changes from a FAE formula to a cash balance formula.  To the extent a transition rule impacts a Participant’s Pension Benefit under the Qualified Pension Plan, such transition rule will also impact the Participant’s Supplemental Pension Benefit under this Plan.  For example, some Participants are grandfathered in the FAE formula of the Qualified Pension Plan.  Thus, for those Participants their FAE Benefit may include all years under the Qualified Pension Plan including years prior to January 1, 2010 and years on or after January 1, 2010.

No additional accruals shall be credited under this Plan after the Supplemental Pension Benefit commences or is paid unless a Participant is rehired as provided in Section 3.6.

(b)                                 In no event shall the sum of the Supplemental Pension Benefit and the Pension Benefit calculated under the Qualified Pension Plan as of the date the Supplemental Pension Benefit commences exceed the amount of Pension Benefit determined under the formula set forth in the Qualified Pension Plan assuming compensation had not been deferred and assuming the limitations imposed by the Code in Sections 401(a)(17) and 415 do not apply.

(c)                                  Any benefit payable pursuant to this Section 3.1 shall be offset by the monthly benefit, if any, payable to a Participant under The Coca-Cola Company Key Executive Retirement Plan.  The Supplemental Pension Benefit calculated under this Section 3.1 shall also be offset by the value of benefits to which the Participant is entitled under any other retirement plan (other than the Qualified Pension Plan) to which the Company or an affiliate of the Company contributed.

3.2                               Distribution Events and Form of Payment.

The Supplemental Pension Benefit shall be payable only upon Separation from Service, Disability, or death as described herein.

(a)                                  Separation from Service

(1)                                  Participants who have a Separation from Service on or after Earliest Retirement Date

If a Participant has a Separation from Service on or after his Earliest Retirement Date, the Participant’s Supplemental Pension Benefit/FAE Benefit shall be in the form of monthly annuity payments commencing as described in Section 3.3 below.  The Participant may choose between the following annuities, provided that all the annuities must be Actuarially Equivalent to a Single Life Annuity.

(i)                                     Single Life Annuity

(ii)                                  Joint and 50% Contingent Annuity

(iii)                               Joint and 75% Contingent Annuity

(iv)                              Joint and 100% Contingent Annuity

The Participant must elect the annuity form no earlier than 180 days and no later than fifteen days before the date the Supplemental Pension Benefit/FAE Benefit commences. A married Participant’s spouse must consent in writing to the form of annuity elected.  If no timely election is made, a married Participant shall receive a Joint and 50% Contingent Annuity and an unmarried Participant shall receive a Single Life Annuity.   The election of the annuity form is irrevocable as of fifteen days prior the date benefits commence.

Notwithstanding the foregoing, if the Participant’s Supplemental Pension Benefit/FAE Benefit, as calculated in the form of a Single Life Annuity, is less than $50 per month, then the Actuarial Equivalent of the Supplemental Pension Benefit shall be paid in a lump sum.

If a Participant has a Separation from Service on or after his Earliest Retirement Date, the Participant’s Supplemental Pension Benefit/Cash Balance Benefit shall be paid in a lump sum commencing as described in Section 3.3 below.

(2)                                  Participants who have a Separation from Service prior to Earliest Retirement Date

If a Participant has a Separation from Service prior to his Earliest Retirement Date, his vested Supplemental Pension Benefit, if any, shall be paid in a single lump sum on the date set forth in Section 3.3 below.

(b)                                 Death

The survivor benefit payable in the event of a Participant’s death shall be as described in Section 3.4 below.

(c)                                  Disability

If a Participant is Disabled and has a Separation from Service, the Supplemental Pension Benefit shall be distributed in the same manner and time as described in Section 3.2(a) above.

3.3                               Timing of Payment.

(a)                                  Monthly Annuity Payments

(1)                                  General

If a Participant is entitled to monthly annuity payments, the annuity shall be determined as of the first day of the month following the month in which he has a Separation from Service, provided the Participant is vested in his Supplemental Pension Benefit.

(2)                                  Transition Rule

If a Participant has a Separation from Service prior to March 1, 2008 and made an election with respect to the date of commencement of his Supplemental Pension Benefit no later than December 31, 2007, his Supplemental Pension Benefit shall commence on the date the Participant has elected.   If no proper election is made, the monthly annuity shall commence on March 1, 2010.

(b)                                 Lump Sum Payments

(1)                                  General

If a Participant is entitled to a lump sum payment, his Supplemental Pension Benefit shall be paid on the last business day of the sixth month following the month in which the Participant has a Separation from Service.

If a Participant is not vested in his Supplemental Pension Benefit at the time of Separation from Service, but later becomes vested, the lump sum shall be paid on the first day of July following the year in which the Participant vests.

(2)           Transition Rule

If a Participant is entitled to a lump sum payment and had a Separation from Service prior to January 1, 2008 and his Supplemental Pension Benefit has not been paid, except as provided below, the Supplemental Pension Benefit shall be paid on October 1, 2008.

If a Participant elected to receive serial severance benefits prior to January 1, 2008, his Supplemental Pension Benefit shall be paid on the date elected, provided that such election is received by December 31, 2007.  If no proper election is made, the lump sum shall be paid on March 1, 2010.  If a Participant elected to receive lump sum severance benefits prior to January 1, 2008, the lump sum shall be paid on July 1, 2008.

3.4          Death.

(a)           Death after benefits commence

If a Participant who is receiving a monthly annuity dies, the Participant’s Beneficiary shall be entitled to the survivor benefit, if any, consistent with the form of annuity elected by the Participant.  For example, if the Participant elected a Joint and 50% Contingent Annuity, the Beneficiary shall continue to receive monthly payments equal to 50% of the payments received by the Participant for the Beneficiary’s life.  If the Participant had elected a Single Life Annuity, there shall be no additional benefit payable to the Beneficiary or any other person.

If a Participant has received a lump sum, there shall be no additional payments to a Beneficiary or any other person in the event of the Participant’s death.

(b)           Pre-Separation Survivor’s Benefit

(1)           Death on or after Earliest Retirement Date

If a married Participant dies on or after his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as described in this section.  If an unmarried Participant dies on or after his Earliest Retirement Date but prior to Separation from Service and has made an election described below to name a Beneficiary, such Beneficiary shall receive a survivor benefit as described in this section.

The survivor benefit attributable to the Participant’s FAE Benefit shall commence on the first day of the month following the Participant’s death and shall end on the death of the Participant’s spouse (if married) or designated Beneficiary (if unmarried).  The survivor benefit attributable to the Participant’s Cash Balance Benefit shall be paid as soon as administratively feasible following the Participant’s death.

The survivor annuity based on the Supplemental Pension Benefit/FAE Benefit shall be equal to the monthly benefit that would have been payable to the surviving spouse or Beneficiary if the Participant:

(i)            had a Separation from Service on the date of death; and

(ii)           elected to have his FAE Benefit paid in the form of a Single Life Annuity.

The monthly benefit described above shall then be converted to the Actuarial Equivalent of a Single Life Annuity for the life of the Participant’s Spouse (if married) or the Participant’s designated Beneficiary (if unmarried).  If an unmarried Participant’s Beneficiary is his or her estate or the unmarried Participant fails to designate a Beneficiary, no death benefit attributable to the Participant’s FAE Benefit shall be paid.

The survivor benefit (whether married or unmarried) based on the Supplemental Pension Benefit/Cash Balance Benefit shall be 100% of the lump sum that would have been payable to the Participant if he had Separated from Service on the date of death and survived to receive such lump sum payment.

(2)           Death prior to Earliest Retirement Date

If a married Participant dies prior to his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as calculated in Section 3.4(b)(1) above.  The survivor benefit attributable to the Participant’s FAE Benefit shall commence on the first day of the month following the month in which the Participant would have attained his Earliest Retirement Date.  The survivor benefit attributable to the Participant’s Cash Balance Benefit shall be paid shall on the last business day of the sixth month following the month in which the Participant has a Separation from Service.

If an unmarried Participant dies prior to his Earliest Retirement Date and prior to Separation from Service, no survivor benefit shall be paid attributable to the Participant’s FAE Benefit.  However, a survivor benefit attributable to the Participant’s Cash Balance Benefit shall be paid to the Participant’s Beneficiary in a lump sum on the last business day of the sixth month following the month in which the Participant has a Separation from Service. The survivor benefit attributable to the Cash Balance Benefit shall be 100% of the lump sum that would have been payable to the Participant if he had Separated from Service on the date of death and survived to receive such lump sum payment.

3.5          Change in Control.

In the event of a Change in Control, while this provision remains in effect, no amendment will thereafter be made to this Section for a period of at least two consecutive years following the date when the Change in Control occurs.  The enhancement of benefits described in this Section is conditional upon this Section remaining in effect until a Change in Control occurs, and is not part of any Participant’s accrued benefit as defined in the Qualified Pension Plan.  If any Participant’s employment terminates for any reason whatsoever during the two consecutive year period which begins on the date when a Change in Control occurs, i) the Participant will be fully vested in his Supplemental Pension Benefit as long as the Participant has completed at least five Years of Vesting Service and ii) the Participant’s Earliest Retirement Date shall be the first day of the month on or after the earlier of (A) his 60th birthday or (B) the date he has both attained his 50th birthday and completed at least 10 Years of Vesting Service.

3.6          Rehired Participants.

If a Participant is rehired after Separation from Service monthly payments, if applicable, shall continue.  Upon the Participant’s subsequent Separation from Service, his additional benefit, if any, shall be calculated as follows:

i)              the Participant’s accrued benefit shall be recalculated taking into account all applicable Years of Benefit Service and eligible compensation;

ii)             all prior payments from the Plan shall be valued by assuming the payments have increased in value at the rate of interest used for determining Actuarial Equivalent in effect for each period of time, compounded annually through the date of the Participant’s subsequent Separation from Service; and

iii)            the Participant’s Supplemental Pension Benefit, recalculated per subsection (i) shall be reduced by the current value of the prior Plan payments calculated per subsection (ii).

Upon the Participant’s subsequent Separation from Service, any additional Supplemental Pension Benefit shall be paid in the form and at the time set forth in Sections 3.2 and 3.3.

ARTICLE IV

VESTING AND FORFEITABILITY

4.1          Forfeitability of Supplemental Pension Benefit Attributable to the Code Sections 401(a)(17) and 415.

(a)           Separation from Service on or after January 1, 2010

For Participants who have a Separation from Service on or after January 1, 2010, except as provided in Section 4.3 and Section 4.4, all rights to the Participant’s entire Supplemental Pension Benefit shall be forfeited if the Participant has a Separation from Service prior to earning three Years of Vesting Service.

If the Participant has been credited with at least three Years of Vesting Service but terminates employment with the Employer or has a Separation from Service prior to his Earliest Retirement Date, the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 shall be vested, however, final average compensation used to calculate the portion of the Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 shall not exceed four times the compensation limit set forth in Section 401(a)(17) in effect in the year of Separation from Service, as adjusted from time to time by the Internal Revenue Service.

A Participant who has a Separation from Service on or after January 1, 2010 cannot earn additional Years of Vesting Service after his Separation from Service.

(b)           Separation from Service prior to January 1, 2009

For Participants who have a Separation from Service prior to January 1, 2009, except as provided in Section 4.3 and Section 4.4, all rights to the Participant’s Supplemental Pension Benefit shall be forfeited if a Participant either terminates employment with the Employer or Separates from Service prior to his Earliest Retirement Date, except in the case of death as described below. However, if the Participant earns Years of Vesting Service after Separation from Service, the Participant may later become vested in the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415.  If a Participant dies prior to Separation from Service, the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 shall vest, provided that the Participant had been credited with at least five Years of Vesting Service.

(c)       Separation from Service during 2009

For Participants who have a Separation from Service during 2009, all rights to the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 shall be forfeited if the Participant has not been credited with at least five Years of Vesting Service at the time of Separation from Service.

If the Participant has been credited with at least five Years of Vesting Service but terminates employment with the Employer or has a Separation from Service prior to his Earliest Retirement Date, the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 shall be vested, however, final average compensation used to calculate the that portion of the Participant’s Supplemental Pension Benefit shall not exceed four times the compensation limit set forth in Section 401(a)(17) in effect in the year of Separation from Service, as adjusted from time to time by the Internal Revenue Service.

If the Participant terminates employment or has a Separation from Service on or after his Earliest Retirement Date, the Participant shall be fully vested in the portion of his Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415.

If the Participant earns Years of Vesting Service after Separation from Service and was not vested at the time of his Separation from Service, the Participant may later become vested in the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415.

4.2          Forfeitability of Supplemental Pension Benefit Attributable to Deferred Compensation.

(a)           Separation from Service on or after January 1, 2010

As noted above, except as provided in Section 4.3 and Section 4.4, if a Participant has a Separation from Service on or after January 1, 2010 and prior to earning three Years of Vesting Service, the Participant’s entire Supplemental Pension Benefit will be forfeited.

A Participant who has a Separation from Service on or after January 1, 2010 cannot earn additional Years of Vesting Service after his Separation from Service.

(b)          Separation from Service prior to January 1, 2010

All rights to the portion of the Participant’s Supplemental Pension Benefit attributable to Deferred Compensation shall be forfeited if a Participant terminates employment with the Employer or Separates from Service prior to being credited with five Years of Vesting Service.  However, if the Participant earns Years of Vesting Service after Separation from Service, the Participant may later become vested in the portion of the Participant’s Supplemental Pension Benefit attributable to Deferred Compensation.

4.3          Participants on December 31, 1993.

Notwithstanding anything in this Plan to the contrary, each Employee who was a Participant in the Plan as of December 31, 1993 shall be deemed vested in the portion of his Supplemental Pension Benefit, if any, calculated as of December 31, 1993 (based on his compensation and years of benefit service as of such date and assuming that he is vested under the Qualified Pension Plan of the Employer), and such benefit under the Plan shall not be subject to forfeiture under Section 4.1.

4.4          Special vesting rule for certain involuntarily terminated Participants prior to January 1, 2009.

Notwithstanding Section 4.1(b) above, if a Participant meets all of the following criteria, such Participant shall be vested in the portion of the Participant’s Supplemental Pension Benefit attributable to Code Sections 401(a)(17) and 415 as of the date he has a Separation from Service; however, final average compensation used to calculate such portion of the Participant’s Supplemental Pension Benefit shall not exceed four times the compensation limit set forth in Section 401(a)(17) in effect in the year of Separation from Service, as adjusted from time to time by the Internal Revenue Service.

This special vesting rule shall apply if:

(a)           the Participant is an Employee of an Employer on September 30, 2008;

(b)           the Participant is eligible to participate in the Plan or had a Supplemental Pension Benefit credited to him as of September 30, 2008;

(c)           the Participant is involuntarily terminated (other than for cause) between September 30, 2008 and December 31, 2008, “cause” for this purpose to mean a termination of employment by the Company or a Participating Subsidiary which is based on a violation of the Company’s Code of Business Conduct or any other policy of the Company or a Participating Subsidiary, or for gross misconduct;

(d)           as of the date on which he is involuntarily terminated (other than for cause), the Participant has not attained his Earliest Retirement Date but has either:  i) attained at least age 50 and completed at least ten Years of Vesting Service, or ii) attained at least age 45 and the sum of his attained age (computed as whole years and whole months attained) plus his Years of Vesting Service (as defined in Section 1.67 of the Qualified Pension Plan) is greater than or equal to 65; and

(e)          the participant has signed any release, agreement on trade secrets and confidentiality and/or any noncompetition agreement requested by the Company, and has mailed such documents to the Company in accordance with the Company’s instructions on or before the date specified in the release and whose release becomes irrevocable.

Provided that, a Participant shall not be eligible for this special vesting provision if:

(a)           the Participant is a job grade 18 or higher at the time of his involuntary separation;

(b)           the Participant is receiving or has been approved to receive long term disability benefits under any plan which provides such benefits and which is maintained by the Company or any Subsidiary; or

(c)           the Participant has entered into a separate, written agreement with an Employer with respect to the termination of his Employment.

ARTICLE V

ADMINISTRATION

5.1          Committee.

The Committee shall be responsible for the general administration of the Plan and shall establish regulations for the day-to-day administration of the Plan.  The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide all matters arising with respect to the Plan’s administration and operation (including factual issues).  Any interpretations or decisions so made shall be conclusive and binding on all persons.  The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

5.2          Authority to Appoint Advisors and Agents.

The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan.  To the extent permitted by law, the members of the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports that are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

5.3          Compensation and Expenses of Committee.

The members of the Committee shall receive no compensation for its duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties, including counsel fees and expenses.  Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid out of the general assets of the Company.

5.4          Records.

The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

5.5          Indemnification of Committee.

The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as their delegate(s) against all liabilities, damages, costs and expenses, including attorneys’ fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee’s gross negligence, willful neglect or willful misconduct.

ARTICLE VI

CLAIMS PROCEDURE

6.1          Right to File a Claim.

Any Participant who believes he is entitled to a benefit hereunder that has not been received, may file a claim in writing with the Committee.  The claim must be filed within one year after the date of the Participant’s Separation from Service.  The Committee may require such claimant to submit additional documentation, if necessary, in support of the initial claim.

6.2          Denial of a Claim.

Any claimant whose claim to any benefit hereunder has been denied in whole or in part shall receive a notice from the Committee within 90 days of such filing or within 180 days after such receipt if special circumstances require an extension of time.  If the Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 90 days after the Committee’s receipt of the claim.  The extension notice will also include the date by which the Committee expects to make the benefit determination.  The notice of the denial of the claim will set forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based and an explanation of the procedure for review of the denial.

6.3          Claim Review Procedure.

A claimant may appeal the denial of a claim to the Committee by written request for review to be made within 60 days after receiving notice of the denial.  The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence that the claimant deems pertinent, and the Committee shall give the claimant the opportunity to review pertinent Plan documents in preparing the request.  The Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review.  The Committee will provide the claimant a written or electronic notice of the decision within 60 days after receipt of the request for review, except that, if there are special circumstances requiring an extension of time for processing, the 60-day period may be extended for an additional 60 days.  If the Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 60 days after the Committee’s receipt of the request for review.  The extension notice will also include the date by which the Committee expects to complete the review.  The Committee shall communicate to the claimant in writing its decision, and if the Committee confirms the denial, in whole or in part, the communication shall set forth the reasons for the decision and specific references to the Plan provisions on which the decision is based.

6.4          Limitation on Actions.

Any suit for benefits must be brought within one year after the date the Committee (or its designee) has made a final denial (or deemed denial) of the claim.  Notwithstanding any other provision herein, any suit for benefits must be brought within two years of the date of termination of active employment.  No claimant may file suit for benefits until exhausting the claim review procedure described herein.

ARTICLE VII
MISCELLANEOUS

7.1          Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company.  No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.  It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.  Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Employer and any Participant, his Beneficiary, or any other person.

7.2          Restriction Against Assignment.

The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.  No part of a Participant’s Account or benefit shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Account or benefit be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.  If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

7.3          Tax Withholding.

There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to any payment under this Plan.  The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

7.4          Amendment, Modification, Suspension or Termination.

The Committee may amend, modify, suspend or terminate the Plan in whole or in part, at any time.

7.5          Governing Law.

Except to extent preempted by Federal Law, this Plan shall be construed, governed and enforced under the laws of the State of Delaware (without regard to the conflicts of law principles thereof) and any and all disputes arising under this Plan are to be resolved exclusively by courts sitting in Delaware.

7.6          Receipt or Release.

Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company.  The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

7.7          Limitation of Rights and Employment Relationship.

Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or Account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

7.8          Offset for Monies Owed.

The benefits provided hereunder will be offset for any monies that the Committee determines are owed to the Company or any Participating Affiliate.

IN WITNESS WHEREOF, the Committee has caused this amendment and restatement of the Plan to be executed by the duly-authorized chairman of the Committee this 14th day of December, 2009.

THE COCA-COLA COMPANY BENEFITS COMMITTEE

/s/ Susan M. Fleming

Chairman

APPENDIX A

PARTICIPATING SUBSIDIARIES

As of January 1, 2010

The Coca-Cola Export Corporation

Refreshment Products Services, Inc.

Soft Drinks International, Inc.

Rocketcash LLC

Coca-Cola India, Inc.

Coca-Cola Properties, LLC

International Auditors, Inc.

APPENDIX B

PILOTS’ PLAN

As of January 1, 2010

I.                                         Effective at midnight on December 31, 2009, the Pilots’ Plan was frozen.  This means that no additional individuals could become a Pilot Participant on or after January 1, 2010.  Furthermore, Pilot Participants shall cease earning Flight Duty and Flight Duty Credit on or after January 1, 2010.  In summary, no additional benefits can be earned under this Appendix B.  Nevertheless, a Pilot Participant may continue to earn Years of Vesting Service after December 31, 2009 solely for purposes of becoming vested in his or her benefit earned under this Appendix B and for attaining his Earliest Retirement Date.

Also effective January 1, 2010, all liabilities associated with the Pilots’ Plan transferred to this Plan and all vested benefits earned under this Plan shall be distributed under the provisions of this Appendix B.

The Pilots’ Plan shall continue in existence after December 31, 2009 as a historic document in the event the Committee needs to refer to that document to determine a Pilot Participant’s benefit under the SPP Plan or for related purposes.

II.                                     All benefits paid to Pilot Participants shall be in accordance with this Appendix B.  However, if needed to interpret or determine a Pilot Participant’s benefit under this Appendix B, the Committee may review the terms of the Pilot’s Plan in effect on January 1, 2010.

III.                                 The terms of this Plan shall NOT apply to this Schedule B except for those provisions identified below or as later determined by the Committee to be necessary or appropriate to determine a Pilot Participant’s benefits under this Plan.

(a)                                  Section 3.5 dealing with Change in Control

(b)                                 Article V dealing with administration of the Plan;

(c)                                  Article VI dealing with claims procedures;

(d)                                 Article VII dealing with miscellaneous procedures (including the right to amend or terminate the Plan (including this Appendix B); and,

(e)                                  Article II, dealing with the participation of a Pilot Participant in this Appendix B; and

(f)                                    Definitions of Actuarial Equivalent, Change in Control, Code, Committee, Company, Disability or Disabled, Employee, Employer, ERISA, Pilot Participant, Pilot’s Plan, Plan Year, Qualified Pension Plan, Separation from Service, Specified Employee, Years of Benefit Service and Years of Vesting Service.

IV.                                 Other Definitions used in this Appendix B.

(a)                                  “Earliest Retirement Date” shall mean, with respect to a Pilot Participant, the earlier of: (a) the date the Pilot Participant attains age 60; or (b) the date he has both attained age 55 and completed 20 Years of Vesting Service.

(b)                                 “Beneficiary” shall mean shall mean the person designated to receive any survivor benefits that may be payable upon the death of a Pilot Participant.  A Pilot Participant shall designate a Beneficiary in the manner required by the Committee.

Unless subsequently changed by the Pilot Participant, the Beneficiary designated by the Pilot Participant under the Pilots’ Plan and in effect as of December 31, 2009, shall also apply for purposes of this Appendix B.

(c)                                  “Benefit Commencement Date” shall mean the first day of the month following the month a Participant entitled to a Supplemental Pension Benefit has a Separation from Service.

(d)                                 “Flight Duty” shall mean a period of employment during which a Pilot has either direct or secondary responsibility for the operation of aircraft for the Company.  One year of Flight Duty will be credited for each twelve month period during which a Pilot Participant performs Flight Duty.

No additional Flight Duty shall be earned under this Appendix B.

(e)                                  “Flight Duty Credit” shall mean a credit given to a Pilot Participant for purposes of the Pilots’ Plan.  A Pilot Participant shall receive one Flight Duty Credit for each four whole years of completed Flight Duty.  No Pilot Participant shall receive more than five Flight Duty Credits regardless of the number of years of Flight Duty.

No additional Flight Duty Credit shall be earned under this Appendix B.  However, on January 1, 2010, all Pilot Participants in Appendix B shall have any partial Flight Duty Credit rounded up to the next whole number and such whole number shall be the Pilot Participant’s Flight Duty Credit under this Appendix B.  As noted above, however, in no event shall a Pilot Participant receive more than five Flight Duty Credits under this Appendix B.

Example.  If a Pilot who is a Pilot Participant in this Appendix B has 13.5 whole years of completed Flight Duty as of midnight on December 31, 2009, such Pilot Participant has earned three Flight Duty Credits plus an additional 1.5 years of completed Flight Duty.  Effective January 1, 2010, such Pilot will be deemed to have earned four Flight Duty Credits (rounded up to the nearest whole year of Flight Duty Credit).

(f)                                    “Normal Retirement Date” shall mean, with respect to a Pilot Participant, the first of the month or next following the Pilot Participant’s attainment of age 60.

(g)                                 “Pilot” shall mean an employee of the Company who regularly and continuously has either direct or secondary responsibility for the operation of aircraft for the Company.

(h)                                 “Pilots’ Supplemental Pension Benefit” shall mean the benefit provided pursuant to this Appendix B.

(i)                                     “Social Security Supplement” shall mean an amount equal to the difference between the primary insurance amount the Pilot Participant would have received had he remained in employment until age 65 minus either the amount of the monthly Social Security benefit he actually receives or the amount of temporary income he receives under the Qualified Pension Plan, whichever is applicable.

Effective January 1, 2010, regardless of a Pilot Participant’s vested status or his or Flight Duty Credits, no Social Security Supplement shall be payable from the Pilots’ Plan or from this Appendix B for any Pilot Participant who has a Separation from Service on or after January 1, 2010.

V.                                     Pilot’s Supplemental Pension Benefit.

(a)                                  The Pilot’s Supplemental Pension Benefit for a Pilot Participant who is in pay status as of January 1, 2010 is identified in Schedule A below.

(b)                                 The Pilot’s Supplemental Pension Benefit for a Pilot Participant who is employed on January 1, 2010 and who becomes entitled to a Supplemental Pension Benefit on his Normal Retirement Date shall equal (1) minus (2) where:

(1)                                  Equals the monthly retirement income payable under the Qualified Pension Plan the Pilot Participant would have received under the Qualified Pension Plan if that amount was calculated by adding the number of Flight Duty Credits to the Pilot Participant’s Years of Benefit Service under the Qualified Pension Plan.

(2)                                  Equals the monthly retirement income actually payable under the Qualified Pension Plan.

Each Pilot Participant who is employed on January 1, 2010 has his number of Flight Duty Credits as of January 1, 2010 reflected on Schedule B below.

(c)                                Early Retirement

A Pilot Participant who has a Separation from Service on or after his Earliest Retirement Date but prior to his Normal Retirement Date shall receive a monthly Pilot’s Supplemental Pension Benefit as determined under Section V(b) except such Pilot’s Supplemental Pension Benefit shall be reduced by 0.25% for each month that his Benefit Commencement Date precedes his Normal Retirement Date.

(d)                                 Separation from Service prior to Earliest Retirement Date

A Pilot Participant who has a Separation from Service prior to his Earliest Retirement Date shall receive a Pilot’s Supplemental Pension Plan in the form of a lump sum as determined under Section V(b) except such Pilot’s Supplemental Pension Benefit shall be reduced by 0.4 percent for each complete calendar month by which the date that would have been his or her Earliest Retirement Date precedes his or her Normal Retirement Date, then reduced actuarially to the Benefit Commencement Date and converted to a lump sum, using the “applicable interest rate” and “applicable mortality table” as such terms are defined in the definition of Actuarial Equivalent found in the Qualified Retirement Plan (see Article One of the Qualified Retirement Plan).

(d)                                 Delayed Retirement

A Pilot Participant who retires from Flight Duty after his Normal Retirement Date shall receive a Pilot’s Supplemental Pension Benefit as determined under Section V(b) except such Pilot’s Supplemental Pension Benefit shall be reduced 1/24th for each month that his Benefit Commencement Date occurs after his Normal Retirement Date.

VI.                               Distribution Events and Form of Payment.

The Pilot’s Supplemental Pension Benefit shall be payable only upon Separation from Service or death as described herein.

(a)                                  Separation from Service on or after the Pilot Participant’s Earliest Retirement Date

If a Pilot Participant has a Separation from Service on or after his Earliest Retirement Date, the Pilot’s Supplemental Pension Benefit shall be in the form of monthly annuity payments commencing as described in Section VII below.  The Pilot Participant may choose between the following annuities, provided that all the annuities must be Actuarially Equivalent to a Single Life Annuity.

(i)                                     Single Life Annuity

(ii)                                  Joint and 50% Contingent Annuity

(iii)                               Joint and 75% Contingent Annuity

(iv)                              Joint and 100% Contingent Annuity

The Pilot Participant must elect the annuity form no earlier than 180 days before the date the Pilot’s Supplemental Pension Benefit commences. A married Pilot Participant’s spouse must consent in writing to the form of annuity elected.  If no timely election is made, a married Pilot Participant shall receive a Joint and 50% Contingent Annuity and an unmarried Pilot Participant shall receive a Single Life Annuity.  The election of the annuity form is irrevocable as of the date benefits commence.

Notwithstanding the foregoing, if the Pilot’s Supplemental Pension Benefit, as calculated in the form of a Single Life Annuity, is less than $50 per month, then the Actuarial Equivalent of the Pilot’s Supplemental Pension Benefit shall be paid in a lump sum.

(b)                                 Separation from Service prior to the Pilot Participant’s Earliest Retirement Date

If a Pilot Participant has a Separation from Service prior to his Earliest Retirement Date, the Pilot’s Supplemental Pension Benefit shall be in a single lump sum commencing as described in Section VII below.

(c)                                  Death

The survivor benefit payable in the event of a Pilot Participant’s death shall be as described in Section VIII below.

VII                                Timing of payment.

(a)                                  Separation from Service on or after the Pilot Participant’s Earliest Retirement Date

If a Pilot Participant has a Separation from Service on or after his Earliest Retirement Date, the monthly payments provided under this Plan shall be determined as of the Pilot Participant’s Benefit Commencement Date and shall begin within 90 days from the Pilot Participant’s Separation from Service.  For lump sum payments of small amounts as described in Section VI above, the payment shall be made within 90 days from the Pilot Participant’s Separation from Service.

(b)                                 Separation from Service prior to the Pilot Participant’s Earliest Retirement Date

If a Pilot Participant has a Separation from Service prior to his Earliest Retirement Date, the Pilot’s Supplemental Pension Benefit shall be in a single lump sum within 90 days from the Pilot Participant’s Separation from Service.

(c)                                  Exception for Specified Employees

Notwithstanding the foregoing, the Pilot’s Supplemental Pension Benefit of a Specified Employee shall commence on the first day of the seventh month following the month in which the Specified Employee has a Separation from Service, if vested.  With the first payment to the Specified Employee, the payments for the prior months shall also be paid; however, no interest shall be due.

VIII.                         Death.

(a)                                  Death after benefits commence

If a Pilot Participant who is receiving a monthly annuity dies, the Pilot Participant’s Beneficiary shall be entitled to the survivor benefit, if any, consistent with the form of annuity elected by the Pilot Participant.  For example, if the Pilot Participant elected a Joint and 50% Contingent Annuity, the Beneficiary shall continue to receive monthly payments equal to 50% of the payments received by the Pilot Participant for the Beneficiary’s life.  If the Pilot Participant had elected a Single Life Annuity, there shall be no additional benefit payable to the Beneficiary or any other person.

If a Pilot Participant has received a lump sum, there shall be no additional payments to a Beneficiary or any other person in the event of the Pilot Participant’s death.

(b)                                 Pre-Separation Survivor’s Benefit

If a married Pilot Participant dies on or after his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as described in this section.  If an unmarried Pilot Participant dies on or after his Earliest Retirement Date but prior to Separation from Service and has made an election described below to name a Beneficiary, such Beneficiary shall receive a survivor benefit as described in this section.

The survivor benefit attributable to the Pilot’s Supplemental Pension Benefit shall commence on the first day of the month following the Pilot Participant’s death and shall end on the death of the Pilot Participant’s spouse (if married) or designated Beneficiary (if unmarried).

The survivor annuity based on the Pilot’s Supplemental Pension Benefit shall be equal a monthly 50% survivor annuity that would have been payable to the surviving spouse or Beneficiary if the Pilot Participant:

(1)                                  had a Separation from Service on the date of death; and

(1)                                  elected to have his benefits paid in the form of a Joint and 50% Contingent Annuity

At any time on or after the Pilot’s Participant’s Earliest Retirement Date, the Pilot Participant may elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity.  Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

At any time on or after an unmarried Pilot Participant’s Earliest Retirement Date, the unmarried Pilot Participant may make an election for a specified Beneficiary to receive a survivor annuity under this section, provided the unmarried Participant has a vested benefit under the Qualified Retirement Plan.  Such Pilot Participant may also elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity.  Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

If an unmarried Pilot Participant’s Beneficiary is his or her estate or the unmarried Pilot Participant fails to designate a Beneficiary, no death benefit attributable to the Pilot’s Supplemental Pension Benefit shall be paid

(c)                                  Death prior to Earliest Retirement Date

If a married Pilot Participant dies prior to his Earliest Retirement Date and prior to Separation from Service and has a vested benefit under the Qualified Pension Plan, his surviving spouse, if any, shall receive a survivor benefit as calculated in Section VIII(b) above.  Such survivor annuity shall be paid as a 50% survivor annuity (not a 75% or 100% survivor annuity) and shall commence on the first day of the month following the month in which the Pilot Participant would have attained his Earliest Retirement Date.  No death benefit shall be paid to an unmarried Pilot Participant who dies prior to his Earliest Retirement Date.

IX.                                Forfeitability of Pilot’s Supplemental Pension Benefit.

All rights to the Pilot’s Supplemental Pension Benefit shall be forfeited if a Pilot Participant either terminates employment with the Employer or Separates from Service prior to completing three Years of Vesting Service, except in the case of death.  If a Pilot Participant dies prior to Separation from Service, a survivor benefit shall be payable as provided in Section VIII.

X.                                    No Need to Retire from Flight Duty.

Prior to January 1, 2010, a Pilot Participant was eligible for a benefit under this Plan only if the Pilot Participant had a Separation from Service on or after his Earliest Retirement Date and the Pilot Participant retired from Flight Duty.  Under this Appendix B, a Pilot Participant is eligible for a benefit under this Plan if the Pilot Participant completes three Years of Vesting Service before his Separation from Service.

* * * * * * * * * * * * *

SCHEDULE A — PILOT PARTICIPANTS IN PAY STATUS

The following Pilot Participants were in pay status as of January 1, 2010:

Name	Amount of Monthly Benefit	Type of Annuity

* * * * * * * * * * * * *

SCHEDULE B — FLIGHT DUTY CREDITS

As of January 1, 2010, a Pilot Participant shall have the following Flight Duty Credits (after rounding up Flight Duty Credits as described in Section IV(b) above).

Name	Amount of Flight Duty Credits	100% Vested or Years of Vesting Service Earned